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                                                                     EXHIBIT 5.1

                                  June 4, 2004

WesBanco, Inc.
One Bank Plaza
Wheeling, WV 26003

         Re:  Proposed Acquisition of Western Ohio Financial Corporation

Gentlemen:

     In connection with the registration of the Common Stock of WesBanco, Inc. ("WesBanco") under the provisions of the Securities Act of 1933, you have requested our opinion regarding the legality of the securities of WesBanco to be issued as a result of the Agreement and Plan of Merger dated as of April 1, 2004, by and between WesBanco, Western Ohio Financial Corporation, and WOFC, Inc. ("Merger Agreement").

     In conjunction with this opinion, we have examined such corporate records of WesBanco, the Merger Agreement, and such other agreements and instruments, certificates of public officials, certificates of officers and representatives of WesBanco, and other documents, as we have deemed necessary for purposes of issuing the opinion hereinafter expressed. All legal proceedings taken thus far in connection with this issuance of these shares have been in form and substance satisfactory to us.

     It is our opinion that WesBanco is duly organized and validly existing under the laws of the State of West Virginia as a bank holding company and that, when the exchange of stock is completed as contemplated in the foregoing Merger Agreement, and the effectiveness of the Registration Statement on Form S-4 to be filed with regard thereto is confirmed by the Securities and Exchange Commission, the securities being registered will be legally issued, fully paid and nonassessable under the laws of the State of West Virginia and of the United States.

     We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement on Form S-4 and to the reference to this firm and its opinions included in the Registration Statement.

                                  Yours truly,

                                  /s/ PHILLIPS, GARDILL, KAISER & ALTMEYER, PLLC